CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated May 1, 1995, except as to Note 12, which is as of May 18, 1995 appearing on page F-2 of Safety Components International, Inc.'s Annual Report on Form 10-K for the year ended
March 31, 1995.

/s/ Price Waterhouse LLP
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    PRICE WATERHOUSE LLP
    May 28, 1996
    Costa Mesa, California